REFERENCE 23  CONSENT OF KINGERY, CROUSE & HOHL, P.A.

   [LETTERHEAD of Letterhead of Kingery Crouse & Hohl P.A.]]

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in the prospectus constituting part of this Registration Statement on Form SB-2 of our report dated April 6, 2000, with respect to the financial statements of PR Specialists, Inc., as of and for the period March 21, 2000 (date of incorporation) to March 31, 2000 filed with the Securities and Exchange Commission.

/s/ KINGERY, CROUSE & HOHL, P.A.
Tampa, Florida
July 28, 2000




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